Exhibit 15.1

April 15, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by PAGSEGURO DIGITAL LTD., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 16F of Form 20-F, as part of the Form 20-F of PAGSEGURO DIGITAL LTD. dated April 15, 2019. We agree with the statements concerning our Firm in such Form 20-F.

Very truly yours,

/s/ PricewaterhouseCoopers Auditores Independentes

Sao Paulo, Brazil